UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2008
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Three D Systems Circle
Rock Hill, SC		29730
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On January 24, 2008, the Board of Directors of the Registrant elected William E. Curran a director of the Registrant.
     Mr. Curran is a retired executive with extensive experience in the medical device industry, including a successful 28-year career with Philips Electronics and Philips Medical Systems, involving diverse operational and senior management roles. His years at Philips Medical Systems included positions as Chief Operating Officer and Chief Financial Officer. While at Philips Electronics North America, he was President and Chief Executive Officer and, previously, Chief Financial Officer. He is currently non-executive Chairman and Director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products. He is also a director of Ventracor, a global medical device company which produces an implantable blood pump. He serves on Ventracor’s Audit, Risk and Compliance Committee and its Nominations Committee. Previously, he served as a Director of two listed companies, each related to his career with Philips Electronics: FEI Company and MedQuist, Inc.
     Mr. Curran has not been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There are no arrangements or understandings between Mr. Curran and any other person pursuant to which he was elected as a director of the Registrant, and there is no information required to be disclosed with respect to Mr. Curran pursuant to Item 404(a) of Regulation S-K. Upon his election as a director, Mr. Curran was granted 1,970 shares of common stock as provided for in the Registrant’s Restricted Stock Plan for Non-Employee Directors.
     The Registrant issued a press release announcing the election of Mr. Curran on January 24, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated January 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: January 24, 2008	/s/ ROBERT M. GRACE, JR. (Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

Exhibit 99.1
EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated January 24, 2008

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